U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 1, 2017

CARDINAL ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53923	26-0703223
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Chestnut Street, Suite 1615 Abilene, TX	79602
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (325)-762-2112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 1, 2017, the Board of Directors (the “Board”) of Cardinal Energy Group, Inc. (the “Company”) appointed Mr. Paul Carlisle as the Chief Operating Officer of the Company, and as a Director of the Company. Mr. Carlisle was not previously an employee or officer of the Company.

Mr. Carlisle, age 42, holds a BBA from the University of North Texas in Decision Sciences with a focus on Statistical Analysis in Data Mining and Data Warehousing, received in 2000.

In early 2008, Mr. Carlisle, founded Carlisle USA Energy Company. The purpose was to seek out working interest in existing and new drilling ventures with some of the largest operators in the oil and gas industry. Drawing on almost 10 years of experience helping grow several startup oil and gas companies in Texas, Mr. Carlisle wanted to put his skills to work for the public. He sought out acreage and working interest with BP American, Apache Corporation and XTO Energy to name a few, allowing his partners an opportunity to participate with major operators directly in their projects.

After almost 5 years of growing Carlisle USA Energy, in 2012 Mr. Carlisle opened EOI Eagle Operating to capitalize on the ferocious appetite for oil in early 2012. With a strong understanding of AFE’s, Joint Operating Agreements and land man work. EOI secured contracts from local oil and gas companies in the Dallas, Fort Worth area. EOI can turn key entire projects from prospecting and obtaining leases through the planning and drilling phases and finally the completion and day to day operations. EOI owned and operated its own drilling rig in the early years and to this day still owns and operates several service rigs along with all the necessary equipment to service almost any shallow well within a 150-mile radius of its yard.

Mr. Carlisle has not served as a director of any other public companies in the prior 5 years. Mr. Carlisle currently beneficially owns 169,000 shares of the Company’s common stock.

In connection with his appointment the Company Mr. Carlisle entered into an employment agreement, dated as of August 1, 2017 (the “Employment Agreement”). The Employment Agreement provides that the Company will employ Mr. Carlisle as the Company’s Chief Operating Officer and that management of the Company will use its best efforts to have Mr. Carlisle nominated for a seat on the Board. The Employment Agreement has a term that began on August 1, 2017 and which will end on the one-year anniversary thereof, provided, however, that the term will automatically renew for successive one-year terms, unless Mr. Carlisle or the Company gives written notice to the other not less than 60 days prior the expiration of any such one-year term that he or it, as the case may be, is electing not to so extend the term of the on the Employment Agreement.

The Employment Agreement provides that Mr. Carlisle will be paid a salary of $200,000 per year, which will be increased 3% a year, and that Mr. Carlisle will be entitled to participate in any bonus program implemented by the Compensation Committee of the Board for the Company’s senior executives generally, with pertinent terms and goals to be established quarterly or otherwise by the Compensation Committee in its sole discretion. Mr. Carlisle shall be entitled, subject to the terms and conditions of the appropriate plans, to all benefits provided by the Company to senior executives generally from time to time during the term of the Employment Agreement, and with various other customary benefits as set forth in the Employment Agreement.

In the event of Mr. Carlisle’s death or disability during the term of the Employment Agreement, for a period equal to the lesser of (i) 12 months following the date of such death or disability or (ii) the balance of the term that would have remained at such date had Mr. Carlisle’s death or disability not occurred, the Company will continue to pay to Mr. Carlisle (or his estate) Mr. Carlisle’s then effective per annum rate of salary, and provide to Mr. Carlisle (or to his family members covered under his family medical coverage) the same family medical coverage as provided to Mr. Carlisle on the date of such death or disability.

The Employment Agreement and the employment of Mr. Carlisle may be terminated in various circumstances, including by the Company with or without “Cause” (as defined below) or by Mr. Carlisle with 30 days’ advance notice to the Company, and will be terminated automatically if Mr. Carlisle does not accept assumption of the Employment Agreement by, or an offer of employment from, a purchaser of all or substantially all of the assets of the Company. The Employment Agreement may also be terminated at any time by Mr. Carlisle if the Company materially breaches the Employment Agreement and fails to cure such breach within 30 days of written notice of such breach from Mr. Carlisle.

If Mr. Carlisle’s employment with the Company is terminated by the Company without Cause or by Mr. Carlisle pursuant to the provisions above following the acquisition of all or substantially all of the assets of the Company, in either case other than within two years after a change in control of the Company, the Company shall (i) continue to pay to Mr. Carlisle the annual rate of salary then in effect and provide him and his family with the benefits described above for a period of three (3) months.

If Mr. Carlisle’s employment is terminated by the Company with Cause or is terminated by Mr. Carlisle pursuant to the provisions above following the acquisition of all or substantially all of the assets of the Company, Mr. Carlisle shall be entitled to no further compensation or other payments or benefits under the Employment Agreement, except as to that portion of any unpaid salary and benefits accrued and earned by him up to the date of termination.

For purposes of the Employment Agreement, “Cause” means (i) Mr. Carlisle’s conviction of, or plea of “no contest” to, a felony; (ii) Mr. Carlisle’s willfully engaging in an act or series of acts of gross misconduct that result in demonstrable and material injury to the Company; or (iii) Mr. Carlisle’s material breach of any provision of the Employment Agreement, which breach has not been cured in all material respects within 20 days after the Company gives notice thereof to Mr. Carlisle.

The Employment Agreement also contains customary noncompete, non-solicitation and confidentiality provisions which apply to Mr. Carlisle.

The forgoing description of the Employment Agreement is qualified in its entirety to the full Employment Agreement, which is attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated August 1, 2017, between Cardinal Energy Group, Inc. and Paul Carlisle.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Dated: August 7, 2017	By:	/s/ Stanley Ford
Stanley Ford Chief Executive Officer